Exhibit 10.2

Execution Version

ADMINISTRATION AGREEMENT

This Agreement (“Agreement”) is made as of October 19, 2021, by and between T Series Middle Market Loan Fund LLC, a Delaware limited liability company (the “Company”), and MS Private Credit Administrative Services LLC, a Delaware limited liability company (the “Administrator”).

W I T N E S S E T H:

WHEREAS, the Company is a newly organized closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules promulgated thereunder, the “1940 Act”);

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1.	Duties of the Administrator

(a)           Engagement of Administrator. The Company hereby retains the Administrator to act as administrator of the Company, and to furnish or arrange for others to furnish the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Company (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such retention and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator, and any others with whom the Administrator subcontracts to provide the services set forth herein, shall for all purposes herein be deemed to be independent contractors of the Company and shall, unless otherwise expressly provided or authorized herein or in another contract with the Company, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

(b)          Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping, compliance, and record keeping services at such facilities and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company, conduct relations with custodians, depositories, transfer agents, distribution disbursing agents, other unitholder servicing agents, accountants, attorneys, corporate fiduciaries, insurers, banks, and other persons in any other capacity deemed by the Administrator to be necessary or desirable. The Administrator shall make reports to the Board of its performance of its obligations hereunder and shall furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided, however, nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or provide any other investment advisory services to the Company pursuant to this Agreement. The Administrator shall be responsible for the financial and other records that the Company is required to maintain, and under the 1940 Act, shall prepare, print and disseminate reports to unitholders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”). In addition, the Administrator shall assist the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

(c)          For the avoidance of any doubt, the parties agree that the Administrator is authorized without the consent of any other person, to enter into such sub-administration agreements as the Administrator may determine to be necessary or desirable in order to carry out the services set forth in paragraph 1(b) of this Agreement.

2.	Records

The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and shall maintain and keep such books, accounts and records in accordance with the 1940 Act. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the 1940 Act shall be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3.	Confidentiality

The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process, or otherwise by applicable law or regulation.

4.	Compensation; Allocation of Costs and Expenses

(a)          In full consideration for the provision of the services provided by the Administrator under this Agreement, the parties acknowledge that there shall be no separate fee paid in connection with the services provided, notwithstanding that the Company shall reimburse the Administrator, as soon as practicable following the end of each fiscal quarter, for the Company’s allocable portion of certain expenses incurred by the Administrator in performing its obligations under this Agreement as well as the actual cost of goods and services used for the Company and obtained by the Administrator from entities not affiliated with the Company. The Administrator may also be reimbursed for the administrative services necessary for the prudent operation of the Company performed by it on behalf of the Company; provided, however, the reimbursement shall be an amount equal to the Administrator’s actual cost; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles.

(b)         The Company shall bear all costs and expenses that are incurred in its operation, administration and in the execution of its transactions and are not specifically assumed by MS Capital Partners Adviser Inc., the Company’s investment adviser (the “Adviser”), pursuant to that certain Investment Advisory Agreement, dated as of October 19, 2021 (as in effect from time to time, the “Investment Advisory Agreement”), by and between the Company and the Adviser. Costs and expenses to be borne by the Company include, but are not limited to, those relating to: the Company’s initial organizational costs and operating costs incurred prior to the filing of its election to be regulated as a BDC; the costs associated with any offerings of the Company’s common units and any other securities offerings; calculating individual asset values and the Company’s net asset value (including the cost and expenses of any third-party valuation services); out-of-pocket expenses, including travel expenses incurred by the Adviser, or members of its investment team, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including any investments that are not ultimately made (including, without limitation, any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments) and monitoring actual portfolio companies and, if necessary, enforcing the Company’s rights; the base management fee and any incentive fees payable under the Investment Advisory Agreement; certain costs and expenses relating to distributions paid by the Company; administration fees payable under this Agreement and any sub-administration agreements, including related expenses; arrangement, debt service and other costs of borrowings, senior securities or other financing arrangements; the allocated costs incurred by the Adviser or the Administrator in providing managerial assistance to those portfolio companies that request it; amounts payable to third parties relating to, or associated with, sourcing, evaluating, making, holding, settling, clearing, monitoring, holding or disposing of prospective or actual investments; the costs associated with subscriptions to data service, research-related subscriptions and expenses and quotation equipment and services used in making or holding investments; and dues and expenses incurred in connection with membership in industry or trade organizations; distribution payment agent, transfer agent and custodial fees and expenses; costs of derivatives and hedging; federal, state and local registration fees; any fees payable to rating agencies; U.S. federal, state and local taxes; costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes; independent director fees and expenses; costs of preparing financial statements and maintaining books and records, costs of preparing tax returns, costs of compliance with the 1940 Act, the Sarbanes-Oxley Act of 2002, as amended, and applicable federal and state securities laws, and attestation and costs of filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including the compensation of professionals responsible for the preparation or review of the foregoing; the costs of any reports, proxy statements or other notices to the Company’s unitholders (including printing and mailing costs), the costs of any unitholders’ meetings and the costs and expenses of preparation of the foregoing and related matters; the costs of specialty and custom software expense for monitoring risk, compliance and overall investments; the Company’s fidelity bond; any necessary insurance premiums; extraordinary expenses (such as litigation or indemnification payments or amounts payable pursuant to any agreement to provide indemnification entered into by the Company); direct fees and expenses associated with independent audits, agency, consulting and legal costs; costs of winding up; and all other expenses incurred by either the Administrator or the Company in connection with administering the Company’s business and reimbursing third-party expenses incurred by the Administrator in carrying out its administrative services under this Agreement, including, but not limited to, the fees and expenses associated with performing compliance functions. The presence of an item in or its absence from the foregoing list, on the one hand, and the list of Company expenses set forth in Section 2(b) of Investment Advisory Agreement, on the other, shall in no way be construed to limit the responsibility of the Company for such expense under either agreement.

For avoidance of doubt, it is agreed and understood that, from time to time, the Administrator or its affiliates may pay amounts or bear costs properly constituting Company expenses as set forth herein or otherwise and that the Company shall reimburse the Administrator or its affiliates for all such costs and expenses that have been paid by the Administrator or its affiliates on behalf of the Company. The Administrator shall have the right to elect to waive all or a portion of the reimbursement of such costs and expenses as Administrator is entitled to be paid by the Company under this Agreement.

5.	Limitation of Liability of the Administrator; Indemnification

(a)          Subject to Section 5(c) below, the Administrator and each of its directors, trustees, officers, equityholders or members (and their equityholders or members, including the owners of their equityholders or members), agents, employees, controlling persons (as determined under the 1940 Act (“Controlling Persons”)), any other person or entity affiliated with the Administrator (including its directors, trustees, officers, equityholders or members (and their equityholders or members, including the owners of their equityholders or members), agents, employees or Controlling Persons) and any other person or entity acting on behalf of, the Administrator (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) shall not be liable to the Company or any unitholder thereof for any action taken or omitted to be taken by the Administrator in connection with the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator of the Company, and the Company shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in satisfaction of judgments, in compromises and settlement, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) of any nature whatsoever, known or unknown, liquidated or unliquidated (“Losses”) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Indemnified Parties’ duties or obligations under this Agreement or otherwise as an administrator of the Company to the extent such Losses are not fully reimbursed by insurance and otherwise to the fullest extent such indemnification would not be inconsistent with the Company’s certificate of formation and limited liability company agreement (as they may be amended from time to time), the 1940 Act, the laws of the State of New York and other applicable law.

(b)          For any claims indemnified by the Company under Section 5(a) above, to the fullest extent permitted by, and subject to the applicable conditions of, law, the Company shall promptly pay expenses (including legal fees and expenses) incurred by any Indemnified Party in appearing at, participating in or defending any action, suit, claim, demand or proceeding in advance of the final disposition of such action, suit, claim, demand or proceeding, including appeals, within 30 days after receipt by the Company of a statement or statements from the Indemnified Party requesting such advance or advances from time to time.  Each Indemnified Party hereby undertakes to repay any amounts advanced on its behalf (without interest) to the extent that it is ultimately determined that the Indemnified Party is not entitled under this Agreement to be indemnified by the Company.  Such undertaking shall be unsecured and accepted without reference to the financial ability of the Indemnified Parties to make repayment and without regard to the Indemnified Parties’ ultimate entitlement to indemnification under the other provisions of this Agreement. No other form of undertaking shall be required of the Indemnified Parties other than the execution of this Agreement.

(c)          Notwithstanding anything in provisions of this Section 5 to the contrary, nothing contained herein shall protect or be deemed to protect any of the Indemnified Parties against, or entitle or be deemed to entitle any of the Indemnified Parties to indemnification in respect of, any Losses to the Company or its security holders to which the Indemnified Parties would otherwise be subject primarily attributable to the willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).

In addition, notwithstanding any of the foregoing to the contrary, the provisions of this Section 5 shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 5 to the fullest extent permitted by law.

(d)          At any time, the Administrator, and third parties providing such services for the benefit of the Company through arrangements with the Administrator may apply to any officer of the Company or officer of the Company’s investment adviser for instructions and may consult with legal counsel for the Company or its own outside legal counsel, at the expense of the Company with respect to any matter arising in connection with the services to be performed by the Administrator or any third party appointed by the Administrator under this Agreement, and the Administrator and such third parties shall not be liable and shall be indemnified by the Company for any action take or omitted by it in good faith in reliance upon such instructions. In carrying out its duties hereunder, the Administrator and such third parties shall be protected and indemnified in acting upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

6.	Activities of the Administrator

The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that directors, officers, employees and unitholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, equityholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and equityholders of the Administrator and its affiliates are or may become similarly interested in the Company as equityholders or otherwise.

7.	Duration and Termination of this Agreement

(a)          This Agreement shall become effective as of the first date above written. The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Administrator shall be entitled to any amounts owed under Section 4 through the date of termination or expiration, and Section 3 and Section 9 shall continue in force and effect following such termination. This Agreement shall continue in effect for two years from the date hereof, and thereafter shall continue automatically for successive annual periods, provided, that, such continuance is specifically approved at least annually by:

(i)            the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company; and

(ii)           the vote of a majority of the members of the Company’s Board who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party (the “Independent Directors”), in accordance with the requirements of the 1940 Act.

(b)          The Agreement may be terminated at any time, without the payment of any penalty, (i) by the Company upon 60 days’ prior written notice to the Administrator: (A) by the vote of a majority of the outstanding voting securities of the Company (as “majority of the outstanding voting securities” is defined in Section 2(a)(42) of the 1940 Act) or (B) by the vote of the Independent Directors; or (ii) by the Administrator upon not less than 90 days’ prior written notice to the Company.

(c)          This Agreement may not be assigned by a party without the consent of the other party; provided, however, that (i) the rights and obligations of the Company under this Agreement shall not be deemed to be assigned to a newly formed entity in the event of the merger of the Company into, or conveyance of all of the assets of the Company to, such newly formed entity; provided further, however, that the sole purpose of that merger or conveyance is to effect a mere change in the Company’s legal form into another limited liability entity and (ii) the Administrator may, without the consent of any other party, assign the rights and obligations of the Administrator under this Agreement to an affiliate of the Administrator.

8.	Amendments of this Agreement

This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

9.	Governing Law

Notwithstanding the place where this Agreement may be executed by any of the parties hereto and the provisions of Section 5, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a BDC under the 1940 Act, this Agreement shall also be construed in accordance with the applicable provisions of the 1940 Act. In such case, to the extent the applicable laws of the State of New York or any of the provisions herein conflict with the provisions of the 1940 Act, the 1940 Act shall control.

10.	Entire Agreement

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

11.	Notices

Any notice under this Agreement shall be given in writing, addressed and delivered, emailed or mailed, postage prepaid, to the other party at its principal office.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

T Series Middle Market Loan Fund LLC

By:	/s/ Orit Mizrachi
Name: Orit Mizrachi
Title: Chief Operating Officer and Secretary

MS Private Credit Administrative Services LLC

By:	/s/ Orit Mizrachi
Name: Orit Mizrachi
Title: Vice President

[Signature Page to Administration Agreement]